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                           NOTE MODIFICATION AGREEMENT


         THIS AGREEMENT dated as of December 1, 2003 between PORT BAY ASSOCIATES, LLC ("Maker"), having an office c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and FLEET NATIONAL BANK ("Payee"), having an office at 1185 Avenue of the Americas, New York, New York 10036.


                              W I T N E S S E T H:

         WHEREAS, Payee is the owner and holder of the Amended and Restated Mortgage Note (the "Note") from Maker dated July 19, 2000 in the original principal amount of $10,000,000; and

         WHEREAS, Maker and Payee desire to extend and modify the Note;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Maker and Payee hereby agree as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note):

         1. The Maturity Date of the Note is hereby extended to August 1, 2008.

         2. References in the Note to Extended Term shall mean two (2) one-year extensions, the first of which, if exercised in accordance with the Note, will end on August 1, 2009 (the "First Extension") and the second of which, if exercised in accordance with the Note, will end on August 1, 2010 (the "Second Extension").

         3. References in the Note to "Extension Fee" shall mean 0.125% of the principal balance of the Note at the Maturity Date with respect to the First Extension and 0.125% of the principal balance of the Note on the Extended Maturity Date with respect to the Second Extension.



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         4. Subparagraph 3(b)(iii) is modified by reducing the "floor rate" to
8.0% from 8.50% and in addition to the conditions in 3(b) of the Note which must be satisfied for the First Extension and the Second Extension, the Second Extension shall be conditioned upon the renewal of the lease with CSC Soundview Cinema or a substitute lease with a tenant approved by Payee, in either case, on terms and conditions reasonably acceptable to Payee.

         5. The definition of "LIBOR Option" is amended by the addition of the following at the end of the first sentence thereof:

                  "provided, however, that during an applicable Interest Period where the Debt Service Coverage Ratio is 1.50 to 1 or greater and the outstanding principal balance of the Loan is not more than 55% of the appraised value of the Mortgaged Property, LIBOR Option shall mean a rate per annum equal to one hundred forty basis points (1.40%) plus the LIBOR Rate."

         6. The definition of "Change in Control" is amended by deleting the words "of Ross Dworman as Chief Executive Officer of Acadia and of".

         7. The first two sentences of subparagraph 2(a) of the Note are deleted and the following is substituted therefor:

                  "(a) The Principal Amount of this Note shall be payable in accordance with the following provisions: Commencing on January 1, 2004 and on the first day of each month thereafter, Maker will pay, on account of the Principal Amount, the fixed sum of $10,350.50 (the "Fixed Principal Payment") until the making of an Additional Advance. Upon the making of an Additional Advance, the Fixed Principal Payment shall be recalculated based upon the new Principal Amount, including the Additional Advance, a twenty-five year loan maturity, less the number of months which have elapsed since December 1, 2003 and an assumed interest rate of 8% per annum and such recalculated Fixed Principal Payment shall be applicable to the payment due on the first day of the month following the making of the Additional Advance and each month thereafter unless and until another Additional Advance is made at which time the Fixed Principal Payment shall be further revised in accordance herewith."

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         8. Subparagraph 5(f) of the Note is modified by deleting references to the capped 18 month funding period for the Earn-Out and subparagraph 5(e) of the
Note is modified by reducing the "floor rate" to 8.0% from 8.50%.

         9. Paragraph 9 of the Note is hereby modified as follows:

                  (i) the "Debt Service Coverage Ratio" referred to in (b) shall be 1.30 to 1 and the "floor rate" is reduced to 8.0% from 8.50%;

                  (ii) the "Net Worth" of Acadia in (c) shall be $100,000,000;
         and

                  (iii) the minimum liquidity required in (d) shall be $7,000,000.

         10. Except as modified hereby, the Note remains unmodified and in full force and effect and Payee hereby covenants, represents and warrants that the principal amount of $8,609,864.83 is outstanding as of the date hereof with $1,000,000 remaining to be advanced under the Note and there exist no causes of action, offsets, counterclaims or defenses with respect to Payee's obligation under the Note, as modified hereby.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.

                                 PORT BAY ASSOCIATES, LLC

                                 By:  Acadia Realty Limited Partnership,
                                      its managing member

                                 By:  Acadia Realty Trust, its general partner


                                 By
                                       ---------------------------------------
                                       Robert Masters
                                       Senior Vice President

                                 FLEET NATIONAL BANK


                                 By
                                       ---------------------------------------
                                       Denise M. Smyth
                                       Vice President


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